UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JAVELIN PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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June 1, 2007
Dear Stockholder:
     On behalf of the Board of Directors, I invite you to attend our 2007 Annual Meeting of Stockholders. We hope you can join us. The annual meeting will be held:

At:	The American Stock Exchange
86 Trinity Place
New York, N.Y. 10006-1881

On:	June 26, 2007

Time:	9:30 a.m., local time
     The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2006 Annual Report accompany this letter.
     At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company. You will also have an opportunity to meet the directors and other key executives of the Company.
     As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to: (i) the election of two directors; (ii) the consideration of the proposal to appoint McGladrey & Pullen, LLP as our independent registered public accounting firm for the 2007 fiscal year; (iii) the consideration of the proposal to approve our 2007 Employee Stock Purchase Plan; (iv) the consideration of an amendment to our 2005 Omnibus Stock Incentive Plan to increase the number of shares available for issuance thereunder from 7,500,000 to 9,000,000; and (v) the consideration of any other business matters properly brought before the Annual Meeting.
     We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote and submit your proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Javelin shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.
     Thank you for your continuing interest in Javelin. We look forward to seeing you at our Annual Meeting.
     If you have any questions about the Proxy Statement, please contact David Bernstein, Corporate Secretary, at (617) 349-4500.

Sincerely,

Daniel B. Carr, MD
Chief Executive Officer and
Chief Medical Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THESE NOMINEES.
EXECUTIVE COMPENSATION
PROPOSAL 2
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2.
PROPOSAL NO. 3
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 3.
PROPOSAL 4
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 4
BOARD INFORMATION
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER PROPOSALS
OTHER MATTERS

JAVELIN PHARMACEUTICALS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 26, 2007
To the Stockholders of JAVELIN PHARMACEUTICALS, INC.:
     Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Javelin Pharmaceuticals, Inc., a Delaware corporation, will be held on Tuesday, June 26, 2007 at 9:30 a.m., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York for the following purposes:
     1. electing Daniel B. Carr, M.D. and Fred H. Mermelstein, Ph.D., Class II directors, as directors for a three-year term;
     2. considering and voting upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the 2007 fiscal year;
     3. considering and voting upon a proposal to approve our 2007 Employee Stock Purchase Plan;
     4. considering and voting upon a proposal to amend our 2005 Omnibus Stock Incentive Plan to increase the number of shares available for issuance thereunder from 7,500,000 to 9,000,000; and
     5. conducting other business if properly raised at the Meeting or any adjournment thereof.
     Only stockholders of record at the close of business on May 22, 2007 are entitled to notice of and to vote at the Meeting and any adjournment thereof.
     You are cordially invited to attend the Meeting.
     A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2006 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

By Order of the Board of Directors,

David B. Bernstein Secretary
June 1, 2007
     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE PRESENTED TO THE MEETING, ARE URGED TO REVIEW THE ATTACHED PROXY STATEMENT AND THEN COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID, ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

JAVELIN PHARMACEUTICALS, INC.
125 CambridgePark Drive
Cambridge, MA 02140

PROXY STATEMENT

INTRODUCTION
     This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of Javelin Pharmaceuticals, Inc., a Delaware corporation (the “Company,” “Javelin” or “we”), for the 2007 Annual Meeting of Stockholders (the “Meeting”). The Meeting is to be held at 9:30 a.m., local time, on Tuesday, June 26, 2007, and at any adjournment or adjournments thereof, at the American Stock Exchange, 86 Trinity Place, New York, New York.
     The approximate date on which the Proxy Statement and form of proxy are intended to be sent or given to stockholders is June 1, 2007.
     The purposes of the Meeting are to seek stockholder approval of four proposals: (i) electing two directors to the Board of Directors; (ii) ratifying the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the 2007 fiscal year; (iii) approving our 2007 Employee Stock Purchase Plan; and (iv) amending our 2005 Omnibus Stock Incentive Plan to increase the number of shares available for issuance thereunder from 7,500,000 to 9,000,000.
     We will bear the expense of solicitation of proxies for the Meeting, including the printing and mailing of this Proxy Statement. We may request persons, and reimburse them for their expenses with respect thereto, who hold shares in their name or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold Common Stock and to request authority for the execution of the proxies. We also may retain a proxy solicitation firm to assist us in the forwarding of the proxy material and the retrieval of proxies, for which we would incur fees of up to $7,500, plus expenses. In addition, some of our officers, directors and employees, without additional compensation, may solicit proxies on behalf of the Board of Directors personally or by mail, telephone or facsimile.
     A representative of McGladrey & Pullen, LLP, our independent public accountants, is expected to be present at the Meeting. He will have an opportunity to make a statement if he so desires, and will be available to respond to appropriate questions from our stockholders.
VOTING SECURITIES, VOTING AND PROXIES
     Record Date
     Only stockholders of record of our common stock, $.001 par value (the “Common Stock”), as of the close of business on May 22, 2007 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof.
     A list of stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, during office hours at our executive offices at 125 CambridgePark Drive, Cambridge, MA, by contacting the Secretary of the Company.
     Voting Stock
     As of the Record Date, we had issued and outstanding 47,892,605 shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the

Meeting. No other class of voting securities was then outstanding. Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.
     Quorum
     The presence at the Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.
     Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
     Voting
     For the election of directors, the two nominees receiving the highest number of affirmative “FOR” votes cast at the Meeting will be elected as directors. Neither abstentions nor broker “non-votes” will affect the outcome of the election of directors. You do not have the right to cumulate your votes for the election of directors. Unless otherwise instructed, the proxy holders of the management proxy will vote the proxies received by them “FOR” each of the two nominees described in this Proxy Statement.
     The Proposals for the ratification of our independent registered public accounting firm, the approval of our 2007 Employee Stock Purchase Plan and the amendment to our 2005 Omnibus Stock Incentive Plan require the vote of a majority of the shares of Common Stock present and entitled to vote at the Meeting. For purposes of these Proposals, abstentions will have the same effect on the outcome as votes cast “AGAINST” these Proposals, but broker “non-votes” will be considered as votes not entitled to be cast and will have no effect on the outcome.
     If you are the beneficial owner, but not the registered holder of our shares, you cannot directly vote those shares at the Meeting. You must provide voting instructions to your nominee holder, such as your brokerage firm or bank. While your nominee holder may vote your shares without instructions on the election of directors and the ratification of our independent registered public accounting firm, as these are routine matters, it cannot vote without instructions from you on Proposal Nos. 3 and 4.
     If you wish to vote in person at the Meeting but you are not the record holder, you must obtain from your record holder a “legal proxy” issued in your name and bring it to the Meeting.
     At the Meeting, ballots will be distributed with respect to each Proposal to each stockholder (or the stockholder’s proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record, the votes being in three categories: “FOR,” “AGAINST” or “ABSTAIN” (or “FOR,” “WITHHELD” or “FOR EXCEPT THE FOLLOWING NOMINEES” in the case of “Proposal No. 1”).
     Proxies
     The form of proxy solicited by the Board of Directors affords you the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Meeting. Shares represented by the proxy will be voted and, where the solicited shareholder indicates a choice with respect to any matter to be acted upon, the shares will be voted as specified. If no choice is given, a properly executed proxy will be voted in favor of the election of the directors designated by the Board of Directors, the proposal to ratify the appointment of our independent registered public accounting firm, the proposal to approve the 2007 Employee Stock Purchase Plan, the proposal to amend the 2005 Omnibus Stock Incentive Plan, and any other matters that may properly come before the Meeting, at the discretion of the persons designated as proxies.

Revocability of Proxies
     Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the Meeting will not revoke a proxy. Such revocation may be effected by (i) execution of a subsequently dated proxy, (ii) a written notice of revocation, sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement or (iii) your attendance and voting in person at the Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.
     If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.
     You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the proxy and return it promptly in the enclosed envelope.
     Delivery of Proxy Materials to Households
     Only one copy of Javelin’s 2006 Annual Report and Proxy Statement for the Meeting will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at the address. A separate Proxy Card will be delivered to each stockholder at the shared address.
     If you are a stockholder who lives at a shared address and you would like additional copies of the 2006 Annual Report, this Proxy Statement, or any future annual reports or proxy statements, contact David B. Bernstein, Secretary, Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140, telephone number (617) 349-4500, and we will promptly mail you copies.
     Interest of Officers and Directors in Matters to Be Acted Upon
     None of our officers or directors has any interest in any of the matters to be acted upon, except to the extent that they may be eligible to participate in the 2007 Employee Stock Purchase Plan, or to the extent that they have been granted options under the 2005 Omnibus Stock Incentive Plan or may be granted awards thereunder at some future date. See “Proposal 3“and “Proposal 4.”

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the close of business on the Record Date for: (i) each person known by us to beneficially own more than 5% of our voting securities; (ii) each executive officer; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

Name and address	Shares beneficially owned(1)
Of beneficial owner(2)	Number	Percent
Wexford Capital LLC(3)	5,012,642	10.42%
411 West Putnam Avenue, Suite 125 Greenwich, CT 06930
Lindsay A. Rosenwald(4)	4,040,347	8.44%
c/o Paramount BioCapital Investments, LLC 787 Seventh Avenue, 48th Floor New York, NY 10019
NGN Capital, LLC(5)	3,266,667	6.80%
369 Lexington Avenue, 17th Floor New York, NY 10017
Fred H. Mermelstein(6)	1,323,702	2.72%
Georg Nebgen(7)	3,266,667	6.80%
Daniel B. Carr(8)	669,048	1.38%
Douglas G. Watson(9)	191,565	*
Jackie M. Clegg(10)	125,921	*
David B. Bernstein(11)	51,000	*
Stephen J. Tulipano(12)	50,000	*
Martin J. Driscoll(13)	50,000	*
Neil W. Flanzraich(13)	250,000	*
All officers and directors as a group(14)	5,977,903	11.96%

	*	Beneficial ownership of less than 1% is omitted.

(1)		The number of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of May 22, 2007, through the exercise or conversion of any stock option, convertible security, warrant or other right (a “Presently Exercisable” security). Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

(2)		Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of common stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is 125 CambridgePark Drive, Cambridge, MA 02140.

(3)		Includes (i) 2,568,198 shares owned of record by Wexford Spectrum Investors LLC and 111,111 shares obtainable upon exercise of Presently Exercisable Warrants and (ii) 2,222,222 shares owned of record by Theta Investors LLC and 111,111 shares obtainable upon exercise of Presently Exercisable Warrants, as reported on Schedule 13G/A filed on February 7, 2006.

(4)		Includes (i) an aggregate of 1,672,673 shares with sole voting and dispositive power; (ii) 386,610 shares owned by Horizon Biomedical Ventures, LLC, of which Mr. Rosenwald is the managing member; and (iii) 1,981,064 shares owned by Mr. Rosenwald’s wife for the benefit of his minor children, as reported on a Schedule 13G/A filed on February 13, 2007. Mr. Rosenwald disclaims beneficial ownership of the shares held by his wife and by Horizon, except to the extent of his pecuniary interest therein, if any.

(5)		Includes (i) 1,805,689 shares owned of record by NGN Biomed Opportunity I, L.P., (ii) 1,305,422 shares owned of record by NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG, and (iii) 155,556 shares obtainable upon exercise of Presently Exercisable warrants. In their Schedule 13D, filed November 17, 2005, each of these persons expressly disclaimed membership in a “group” or beneficial ownership of any shares of common stock except for shares held of record.

(6)	Includes 771,386 shares obtainable upon exercise of Presently Exercisable options. Excludes 161,666 shares obtainable upon exercise of options not Presently Exercisable.

(7)	Includes: (i) 1,805,689 shares, and 90,285 shares obtainable upon exercise of Presently Exercisable warrants, owned of record by NGN Biomed Opportunity I, L.P. and (ii) 1,305,422 shares, and 65,271 shares obtainable upon exercise of Presently Exercisable warrants, owned of record by NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG, and excludes 76,644 shares obtainable upon exercise of options not Presently Exercisable, as reported on a Form 3 dated December 8, 2006, a Form 4 dated December 8, 2006 and a Form 4 dated January 3, 2007. Dr. Nebgen is a managing member of NGN Capital LLC (“NGN Capital”), which is the sole general partner of NGN Biomed I, L.P. (“NGN GP”) and the managing limited partner of NGN Biomed Opportunity I GmbH & Co. Beteiliguns KG (“NGN Biomed I GMBH”). NGN GP is the sole general partner of NGN Biomed Opportunity I, L.P. Under the operating agreement for NGN Capital, Dr. Nebgen is deemed to hold the reported securities for the benefit of NGN Capital. NGN Capital may, therefore, be deemed the indirect beneficial owner of the securities, and Dr. Nebgen may be deemed the indirect beneficial owner through his indirect interest in NGN Capital. Dr. Nebgen disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein, if any.

(8)	Includes 661,048 shares obtainable upon exercise of Presently Exercisable options. Excludes 488,022 shares obtainable upon exercise of options not Presently Exercisable.

(9)	Includes 186,565 shares obtainable upon exercise of Presently Exercisable options. Excludes 85,000 shares obtainable upon exercise of options not Presently Exercisable.

(10)	Includes 125,921 shares obtainable upon exercise of Presently Exercisable options. Excludes 65,000 shares obtainable upon exercise of options not Presently Exercisable.

(11)	Includes 50,000 shares obtainable upon exercise of Presently Exercisable options. Excludes 143,000 shares obtainable upon exercise of options not Presently Exercisable.

(12)	Includes 50,000 shares obtainable upon exercise of Presently Exercisable options. Excludes 145,000 shares obtainable upon exercise of options not Presently Exercisable.

(13)	Includes 50,000 shares obtainable upon exercise of Presently Exercisable options. Excludes 41,604 shares obtainable upon exercise of options not Presently Exercisable.

(14)	Includes all shares of the persons denoted in footnotes (6) through (13).

PROPOSAL 1
ELECTION OF DIRECTORS
General
     Our Certificate of Incorporation provides that the Board of Directors of the Company is comprised of not less than three nor more than fifteen directors, divided or “classified” into three classes (“Classes I, II and III”), each Class consisting as nearly as practicable of one third of the entire Board of Directors, and with the term of one Class expiring each year. The Board of Directors is currently comprised of seven directors and will be comprised of seven directors effective immediately following the election if all the nominees are elected.
     The seven directors are classified as follows: three being Class I Directors and two each being Class II Directors and Class III Directors. The current term of the Class II Directors will expire at the 2007 Annual Meeting. The current term for the Class I Directors and the Class III Directors will expire at the 2009 and 2008 Annual Meetings, respectively.
     The Board of Directors has nominated for election two persons as Class II Directors. Assuming the election, the term of the Class II Directors will expire at the 2010 Annual Meeting. The nominees currently serve as Company directors. All of the nominees have consented to serve as directors. If a nominee should not be available for election as contemplated, the proxy holders will vote for a substitute designated by the current Board of Directors. We are not aware of any nominee who will be unable or who will decline to serve as a director.
Nominees
     The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as Class II Directors are:

Name	Age	Position	Director Since
Daniel B. Carr, M.D.	59	CEO, Chief Medical Officer and Director	Class II — December 2004
Fred H. Mermelstein, Ph.D	48	President and Director	Class II — December 2004
     For information as to the shares of the Common Stock beneficially owned by each nominee, see the section “Securities Ownership of Certain Beneficial Owners and Management” and as to other Board matters, see the section “Board Information.”
     The following are biographical summaries for our nominees for election as directors:
     Class II Directors
     Daniel B. Carr, M.D. has served as our Chief Executive Officer since July 2005, a director since December 2004 and our Chief Medical Officer since September 2004 when he joined IDDS from his position as Saltonstall Professor of Pain Research at Tufts-New England Medical Center, and Professor of Anesthesiology and Medicine. He had held both positions since 1994. He ended his clinical responsibilities effective September 2004. From 1995 to 2003, he was the Medical Director of the Pain Management Program at the New England Medical Center, which merged into the Pain Management program at Caritas St. Elizabeth’s Medical Center, another Tufts-affiliated program. Dr. Carr was a founder of the Pain Center at the Massachusetts General Hospital and served as Special Consultant to the U.S. Department of Health and Human Services and Co-Chair of the Agency for Health Care Policy and Research’s Clinical Practice Guidelines on Acute and Cancer Pain Management. He is Editor-in-Chief of Pain: Clinical Updates published by the International Association for the Study of Pain (“IASP”), and has served as a Director of the American Pain Society and the IASP. Dr. Carr holds a bachelors degree from Columbia College and an M.D. degree from Columbia University College of Physicians and Surgeons.

     Fred H. Mermelstein, Ph.D. has served as our President and a director since December 2004, having been our Chief Executive Officer from December 2004 through June 2005 and Secretary from December 2004 to April 2006, and had served as a director of IDDS and as its President from inception in February 1998 through July 2003 when he also became Chief Executive Officer. From April 1996 to July 2003, he was employed by Paramount Capital Investments, LLC where he became a Director of Venture Capital and a member of Orion Biomedical GP, LLC. He currently serves as a director of Cardiome Pharma Corp. [Nasdaq:CRME] and Adherex Technologies, Inc. [ASE:ADH]. From February 1997 until January 2000, Dr. Mermelstein was founder and served as a director and the Chief Scientific Officer of PolaRx BioPharmaceuticals, an oncology-based biopharmaceutical company. Dr. Mermelstein also serves on the scientific advisory board of Cardiome Pharma Corp. Dr. Mermelstein holds a dual Ph.D. in Pharmacology and Toxicology from Rutgers University and University of Medicine and Dentistry of New Jersey (“UMDNJ”) Robert Wood Johnson Medical School. He completed his post-doctoral training supported by two grant awards, a National Institutes of Health fellowship and a Howard Hughes Medical Institute fellowship in the Department of Biochemistry at UMDNJ Robert Wood Johnson Medical School.
     Continuing Directors

			Director
Name	Age	Position	Since
(Term expires 2008)
Jackie M. Clegg	44	Director	December 2004
Martin J. Driscoll	47	Director	June 2006
(Term expires 2009)
Douglas G. Watson	62	Chairman of the Board and Director	December 2004
Neil W. Flanzraich	63	Director	June 2006
Georg Nebgen, Ph.D.	45	Director	December 2006
     The following are biographical summaries of our continuing directors:
     Class III Directors
     Jackie M. Clegg has served as a director since December 2004, and as a director of IDDS since February 2004. In September 2001, she formed the international strategic consulting firm Clegg International Consultants, LLC (“CIC”) specializing in emerging markets. From May 1997 to July 2001, Ms. Clegg served as Vice Chair of the Board of Directors and First Vice President of the Export-Import Bank of the United States (“Ex-Im Bank”), having previously served in various positions from 1993 to 1997 at Ex-Im Bank, including Chief of Staff. Prior to joining Ex-Im Bank, Ms. Clegg worked for ten years in the United States Senate on the staff of both the Banking and the Appropriations Committees. Ms. Clegg is also currently serving as a director of Blockbuster Inc. [NYSE: BBI], Brookdale Senior Living, Inc. [NYSE: BKD], The Chicago Board of Trade [NYSE: BOT] and Cardiome Pharma Corp. [Nasdaq: CRME].
     Martin J. Driscoll has served as a director since June 2006. He has been a principal of MJD Consulting LLC, a pharmaceutical marketing company, since 2005, and was a principal of that firm from its founding in 2002 to 2003. From 2003 to 2005, Mr. Driscoll was Senior Vice President of Sales and Marketing at Reliant Pharmaceuticals, a privately-held company that markets a portfolio of branded pharmaceutical products. From 2000 to 2002, Mr. Driscoll was Vice President, Commercial Operations and Business Development at ViroPharma, Inc. From 1983 to 2000, he held various positions at Schering Plough Corporation, including Vice President of Sales and

Marketing for its Primary Care Division, and Vice President, Sales and Marketing for the Schering Diabetes Unit. He is a Director of Genta Incorporated (Nasdaq:GNTA). Mr. Driscoll received a B.S. from the University of Texas.
     Class I Directors
     Douglas G. Watson has served as our Chairman of the Board and a director since December 2004, and as a director of IDDS since April 2002. He is the Chief Executive Officer of Pittencrieff Glen Associates, a consulting company, which he founded in June 1999. From January 1997 to June 1999, Mr. Watson served as President, Chief Executive Officer and a director of Novartis Corporation, the U.S. subsidiary of Novartis A.G. Mr. Watson serves as Chairman of OraSure Technologies, Inc. [Nasdaq: OSUR], and as a director of BioMimetic Therapeutics, Inc. [AMEX:BMTI], Genta Inc. [Nasdaq:GNTA], and Dendreon Corporation [Nasdaq:DNDN]. Mr. Watson is the chairman of Freedom House Foundation and a director of the American Liver Foundation. Mr. Watson holds an M.A. in Mathematics from Churchill College, Cambridge University. He is also a member of the Chartered Institute of Management Accountants.
     Neil W. Flanzraich has served as a director since June 2006. He has been a private investor since February 2006. From 1998 through its sale in January 2006 to TEVA Pharmaceuticals Industries, Ltd., he served as Vice Chairman and President of IVAX Corporation, an international pharmaceutical company. From 1995 to 1998, Mr. Flanzraich served as Chairman of the Life Sciences Legal Practice Group of Heller Ehrman LLP, a law firm, and from 1981 to 1994, was Senior Vice President and member of the Corporate Operating Committee at Syntex Corporation, a pharmaceutical company. He is also a Director of Equity One Inc. [NYSE:EQY], Continucare Corporation [ASE:CNU], RAE Systems, Inc. [ASE:RAE], and Neurochem Inc. [Nasdaq:NRMX]. He also serves as Chairman of the Israel America Foundation. Mr. Flanzraich received an A.B. from Harvard College and a J.D. from Harvard Law School.
     Georg Nebgen, Ph.D. has served as a director since December 8, 2006. From 2003 until the present, Dr. Nebgen served as a managing member and co-founder of NGN Capital, LLC, which is the indirect general partner of NGN Biomed Opportunity I, L.P. and the managing limited partner of NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG (collectively, “NGN Capital”), each of which is a shareholder of our company. Prior to his appointment as a director, Dr. Nebgen had acted as the designee of NGN Capital in attending Board meetings as an observer since November 2005. Before joining NGN Capital, Dr. Nebgen had been a principal at MPM Capital in Boston and Managing Director of MPM GmbH. Prior to that, Dr. Nebgen served with Schering-Plough Corporation as Managed Care Area Manager in New England. His responsibilities included contracting the reimbursement of Schering-Plough’s ethical pharmaceutical products and services with managed care organizations, as well as leading sales pull-through activities of the field forces. Dr. Nebgen obtained his doctorate in Pharmaceutical Technology Sciences from the University of Bonn, Germany and his executive MBA from the University of St. Gallen, Switzerland.
     All Directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer. Ms. Clegg and Dr. Mermelstein both serve on the Board of Directors of Cardiome Pharma Corp., and Mr. Watson and Mr. Driscoll both serve on the Board of Directors of Genta Incorporated.
Independence of the Board of Directors
     Our Board of Directors is currently composed of seven members. Messrs. Watson, Flanzraich and Driscoll, and Ms. Clegg, qualify as independent directors in accordance with the published listing requirements of the American Stock Exchange. The American Stock Exchange independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as further required by the American Stock Exchange rules, our Board of Directors has made an affirmative determination as to each independent director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. Our directors hold office until their successors have been elected and qualified or their earlier death, resignation or removal.
Certain Relationships and Related Transactions
     In April 2007, we entered into an agreement with Martin J. Driscoll, one of our independent directors, to provide advisory services at the request of senior management. The arrangement provides that in no event will compensation for advisory services to Mr. Driscoll exceed $60,000 in 2007.
     Peter M. Kash, who resigned as a director effective as of December 8, 2006, is a principal of Two River Group Holding LLC (“Two River”). As of December 8, 2006, we retained Mr. Kash as a consultant for a period of one year at a fee of $60,000 to provide certain investment relations services. In April 2005, we had retained Two River to provide certain investment relations services. The retention was through December 31, 2005 and the fee was a grant of five-year warrants for the purchase of 20,000 shares of Common Stock at an exercise price of $3.00 per share.
     River Bank Securities, Inc., a subsidiary of Two River, was a co-placement agent in our November 2005 placement for which it received $1,151,992 in placement fees, placement warrants for the purchase of 512,000 shares of common stock exercisable at $2.48 per share for five years, and reimbursement of its expenses.
     We have entered into, or intend to enter into, indemnification agreements with each of our current directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors.
Approval for Related Party Transactions
     Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal stockholders, including their immediate family members and affiliates, our Corporate Governance and Nominating Committee, all of the members of which are independent, reviews the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire Board of Directors, which has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our Nominating and Corporate Governance Committee and our Board of Directors. In approving or rejecting the proposed related party transaction, our Corporate Governance and Nominating Committee and our Board of Directors shall consider the facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Corporate Governance and Nominating Committee and our Board of Directors determine in the good faith exercise of their discretion.
Vote Required and Board of Directors’ Recommendation
     Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR THESE NOMINEES.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     The Board of Directors, the Compensation Committee and senior management share responsibility for establishing, implementing and continually monitoring our executive compensation program, with the Board of Directors making the final determination with respect to executive compensation. The goal of our executive compensation program is to provide a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and certain of our other most highly-compensated executive officers as determined in accordance with applicable Securities and Exchange Commission (“SEC”) rules, which are collectively referred to herein as the Named Executive Officers.
Objectives of Our Executive Compensation Program
     Our executive compensation program is designed to achieve the following objectives:
•	attract and retain talented and experienced executives in the highly competitive and dynamic pharmaceutical industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value;

•	provide a competitive compensation package in which a significant portion of total compensation is determined by company and individual results and the creation of stockholder value; and

•	foster a shared commitment among executives by coordinating their company and individual goals.
Our Executive Compensation Program
     Our executive compensation consists of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Consistent with the emphasis we place on performance-based incentive compensation, cash incentive bonuses and long-term equity incentive compensation in the form of stock options constitute a significant portion of our total executive compensation. We structured our annual cash incentive bonuses to be primarily tied to the achievement of predetermined company and individual performance goals, which are established at the beginning of each year (or in the case of Named Executive Officers who have commenced employment during the applicable fiscal year, at the time of their engagement by our company), on an individualized basis.
     Within the context of the overall objectives of our compensation program, we determined the specific amounts of compensation to be paid to each of our executives in 2006 based on a number of factors including:
•	our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

•	our executives’ performance during 2006 in general and as measured against predetermined company and individual performance goals;

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the amounts of compensation being paid to our other executives;

•	our executives’ historical compensation and performance at our company; and

•	any contractual commitments we have made to our executives regarding compensation.
     Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation. In the descriptions below, we highlight particular compensation objectives that we have designed our executive compensation program to address. However, it should be noted that we have designed the various elements of our compensation program to complement each other and thereby collectively serve all of our executive compensation objectives. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program, to a greater or lesser extent, serves each of our compensation objectives.
Base Salary
     Our approach is to pay our executives a base salary that is competitive with those of other executive officers in our peer group of competitive companies. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. The base salary of each Named Executive Officer is reviewed annually, and may be increased or decreased in accordance with the terms of such executive officer’s employment agreement, where applicable, and certain performance criteria, including, without limitation: (i) individual performance; (ii) our performance as a company; (iii) the functions performed by the executive officer; and (iv) changes in the compensation peer group in which we compete for executive talent. Discretion is used to determine the weight given to each of the factors listed above and such weight may vary from individual to individual. Evaluations of base salary are made regardless of whether a Named Executive Officer has entered into an employment agreement with us, and while the base salary set forth in such employment agreement is taken into consideration, it is not dispositive of the base salary of such executive officer for a given year. Although evaluations of and recommendations as to base salary are made by the Compensation Committee and senior management, the ultimate determination is made by the Board of Directors.
     In 2006, the base salary of each of Dr. Carr and Dr. Mermelstein remained at $350,000 and $228,000, respectively. Mr. Hamilton resigned from his positions with us effective May 2006, and received a base salary of $88,125. Messrs. Tulipano and Bernstein commenced employment during the 2006 fiscal year, and received a base salary of $133,333 and $153,125, respectively. Going forward, Mr. Tulipano’s employment agreement and Mr. Bernstein’s term sheet provide for an annual base salary of $200,000 and $210,000, respectively. To the extent that we have entered into employment agreements with any of our Named Executive Officers, the base salaries of such individuals reflect the initial base salaries that we negotiated with them at the time of their initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, the growth and stage of development of our company, our executives’ performance and increased experience, any changes in our executives’ roles and responsibilities and other factors. The initial base salaries that we negotiated with our executives were based on our understanding of base salaries for comparable positions at similarly situated companies at the time, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive, the base salaries of our existing executives and other factors.
Annual Cash Incentive Bonuses
     Consistent with our emphasis on performance incentive compensation programs, our executives are eligible to receive annual cash incentive bonuses primarily based upon their performance as measured against predetermined company and individual goals covering clinical and regulatory operations, business development/commercialization, and corporate and financial achievements. These goals are recommended by senior management to the Compensation Committee, and then by the Compensation Committee to the Board of Directors, at the beginning of each year. The goals are ultimately set by the Board of Directors. If a Named Executive Officer joined our company during a particular year, these performance goals are established at the time of employment. The primary objective of our annual cash incentive bonuses is to motivate and reward our Named Executive Officers for meeting our short-term objectives using a performance-based compensation program with objectively determinable goals that are specifically tailored for each executive. In addition, we reserve a portion of each executive’s annual cash incentive bonus to be paid at our discretion based on the executive’s overall performance. We maintain this discretionary portion of the annual cash incentive bonuses in order to motivate our executives’ overall performance and their performance relating to matters that are not addressed in the predetermined performance goals that we set. We believe that every important aspect of executive performance is not capable of being specifically quantified in a predetermined objective goal. For example, events outside of our control may occur after we have established the executives’ performance goals for the year that require our executives to focus their attention on different or other strategic objectives.
     We establish the target amount of our annual cash incentive bonuses at a level that represents a meaningful portion of our executives’ currently paid out cash compensation, and set additional threshold and maximum performance levels above and below these target levels. In establishing these levels, in addition to considering the incentives that we want to provide to our executives, we also consider the bonus levels for comparable positions at similarly situated companies, our historical practices and any contractual commitments that we have relating to executive bonuses.
     Based upon the employment agreements that they have entered into with us, Dr. Carr is entitled to an annual bonus of up to $320,000 (or options to purchase 200,000 shares of common stock, at the option of the Board), Mr. Tulipano is entitled to an annual bonus of up to 49% of his base salary (with 30% of his base salary as the target bonus), and Mr. Bernstein is entitled to an annual bonus of up to 30% of his base salary. Because Messrs. Tulipano and Bernstein joined our company midway through the year, their entire bonus for 2006 was prorated to reflect the portion of the year that they worked for us. For the 2006 fiscal year, Messrs. Carr, Tulipano and Bernstein received a bonus of $180,000, $64,125 and $45,300, respectively. For Dr. Mermelstein and Mr. Hamilton, with whom we have not entered into employment agreements, we established a bonus range of up to 89% and 49% of base salary, respectively. For the 2006 fiscal year, Dr. Mermelstein and Mr. Hamilton received a bonus of $90,706 and $55,000, respectively. Mr. Hamilton’s bonus was paid pursuant to the letter agreement that he entered into with us in connection with his resignation as an officer of our company. As noted above, the amount of the bonus paid to each Named Executive Officer, regardless of whether or not they have entered into an employment agreement with us, reflects the extent to which such executive achieved the milestones established at the beginning of the year, plus the amount of the discretionary bonus that is based on our assessment of their overall performance during the year.
     Overall, the targets for the performance measures were set at levels that we believed to be achievable with strong performance by our executives. Although we cannot always predict the different events that will impact our business during an upcoming year, we set our performance goals for the target amount of annual incentive cash bonuses at levels that we believe will be achieved by our executives a majority of the time. Our maximum and threshold levels for these performance goals are determined in relation to our target levels, are intended to provide for correspondingly greater or lesser incentives in the event that performance is within a specified range above or below the target level, and are correspondingly easier or harder to achieve. We set the performance goals for the maximum amount at a level that we believe will be achieved in some years, but will not be achieved a majority of the time. At the end of each year, the Compensation Committee evaluates the performance of each executive officer and provides to the Board its recommendation for the amount of the cash incentive bonus to be paid to each such executive for that year, with the Board making the final determination as to the amount of the cash incentive bonus.
Long-term Equity Incentive Compensation
     We believe that long-term company performance is best achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. We grant stock options in order to provide certain executive officers with a competitive total compensation package and to reward them for their contribution to our long-term growth in value and the long-term price performance of our common stock. Grants of stock options are designed to align the executive officer’s interest with that of our stockholders. To assist us in retaining executives and encouraging them to seek long-term appreciation in the value of our stock, the benefits of the awards generally are not immediately realizable by the grantee as the awards vest over a specified period, usually three years, and therefore an employee must remain with us for a specified period to enjoy the full potential economic benefit of an award. We may consider as one of a number of factors the level of an executive officer’s realizable compensation from awards granted in prior years when making decisions with respect to awards to be granted to that executive officer for the most recently ended fiscal year.

     Based on the early stage of our company’s development and the incentives we are trying to provide to our executives, we have currently chosen to use stock options, which derive value exclusively from increases in stockholder value, as opposed to restricted stock or other forms of equity awards. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion by us.
     In addition to annual performance-based grants of stock options, we also granted options to certain of our Named Executive Officers at the time of their hiring as an incentive to accept employment with us. For instance, we granted as a hiring bonus to Dr. Carr options to purchase up to 900,000 shares of common stock, and to each of Messrs. Tulipano and Bernstein options to purchase up to 150,000 shares of common stock. These stock options vest in equal annual installments over three years. We previously had granted founder’s options to each of Dr. Mermelstein and Mr. Hamilton.
     Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and generally vest over three years, beginning with one-third vesting one year after the date of grant, then pro-rata vesting annually thereafter. Such vesting is intended as an incentive to such executive officers to remain with us and to provide a long-term incentive. Such options are generally exercisable, however, after termination of employment (other than termination for cause) if vested. We do not require that any portion of the shares acquired be held until retirement, we do not have a policy prohibiting a director or executive officer from hedging the economic risks of his or her stock ownership and we do not have any minimum stock ownership requirements for executive officers and directors. However, each of our executive officers has a significant number of exercisable options. Stock option awards are made pursuant to the Javelin 2005 Omnibus Stock Incentive Plan (the “2005 Plan”). See “Payments Upon Termination or Change-in-Control” for a discussion of the change-in-control provisions related to stock options. The exercise price of each stock option granted under the 2005 Plan is based on the fair market value of our common stock on the grant date.
     Awards granted under the 2005 Plan are based on a number of factors, including: (i) the grantee’s position with us; (ii) his or her performance and responsibilities; (iii) the extent to which he or she already holds an equity stake with us; (iv) equity participation levels of comparable executives at other companies in the compensation peer group; and (v) individual contribution to the success of our financial performance. However, the 2005 Plan does not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the evaluation by the Compensation Committee, in consultation with senior management and the Board of Directors, of the past as well as the anticipated future performance and responsibilities of the individual in question. Awards to executive officers are first reviewed and approved by the Compensation Committee, which then makes a recommendation for final approval by our Board of Directors. Other than grants to newly-hired employees, option grants are generally planned to be awarded in January of each year at the regularly scheduled meetings of the Compensation Committee and the Board of Directors.
Other Compensation
     We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan. In certain circumstances, on a case-by-case basis, we have used cash signing bonuses, which may have time-based forfeiture terms, when certain executives and senior non-executives have joined us. We do not provide any special reimbursement for perquisites, such as country clubs, automobiles, corporate aircraft, living or security expenses, for our employees or for any executive officers.
     Pension Benefits. We do not offer qualified or non-qualified defined benefit plans to our executive officers or employees. In the future, we may elect to adopt qualified or non-qualified defined benefit plans if we determine that doing so is in our best interests.
     Nonqualified Deferred Compensation. None of our Named Executive Officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. In the future, we may elect to provide our executive officers or other employees with non-qualified defined contribution or deferred compensation benefits if we determine that doing so is in our best interests.
     Severance and Change of Control Arrangements. As discussed more fully in the section below entitled “Employment Agreements,” certain of our executive officers are entitled to certain benefits upon the termination of their respective employment agreements. The severance agreements are intended to mitigate some of the risk that our executive officers may bear in working for a developing company such as ours.
     Policies Regarding Tax Deductibility of Compensation. Within our performance-based compensation program, we aim to compensate the Named Executive Officers in a manner that is tax-effective for us. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), restricts the ability of publicly-held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based. The non-performance-based compensation paid in cash to our executive officers in the 2006 fiscal year did not exceed the $1.0 million limit per officer, and we do not anticipate that the non-performance-based compensation to be paid in cash to our executive officers in 2007 will exceed that limit.
Summary of Executive Compensation
     The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer, and certain of our other executive officers (the “Named Executive Officers”), during the fiscal year ended December 31, 2006:

								Change in
								Pension
								Value and
								Nonqualified
						Non-Equity		Deferred
				Stock	Option	Incentive Plan		Compensation	All Other
Name and Principal			Bonus	Awards	Awards	Compensation		Earnings	Compensation		Total
Position	Year	Salary ($)	($)	($)	($) (9)	($)		($)	($)		($)
Daniel B. Carr, M.D., Chief Executive Officer and Chief Medical Officer	2006	$350,000	—	—	$688,602	$180,000	(3)	—	—		$1,218,602

Stephen J. Tulipano, Chief Financial Officer (1)	2006	$133,333	—	—	$74,751	$64,125	(4)	—	—		$272,209

Douglas A. Hamilton, Chief Financial Officer (2)	2006	$88,125	—	—	$37,099	$55,000	(5)	—	$277,044	(10)	$457,268

Fred H. Mermelstein, PhD, President	2006	$228,000	—	—	$206,041	$90,706	(6)	—	—		$524,747

David B. Bernstein, Secretary, General Counsel and Chief Intellectual Property Counsel (8)	2006	$153,125	—	—	$76,343	$45,300	(7)	—	—		$274,768

(1)	Mr. Tulipano’s term as Chief Financial Officer commenced on May 1, 2006.

(2)	Mr. Hamilton resigned as Chief Financial Officer effective May 1, 2006, and as Chief Operating Officer, Principal Financial Officer and Principal Accounting Officer effective May 12, 2006.

(3)	Dr. Carr is entitled to receive certain incentive compensation at the discretion of the Board of Directors, up to $320,000 per year (or options to purchase up to 200,000 shares of Common Stock, at the option of the Board), if certain performance targets are met, pursuant to his employment agreement.

(4)	Mr. Tulipano is entitled to receive a performance-based bonus in the range of 0-49% of his base salary, with a target bonus of 30%, if certain performance targets are met, pursuant to his employment agreement.

(5)	Pursuant to the terms of a letter agreement that we entered into with Mr. Hamilton upon his resignation, we agreed to pay him a performance-based bonus equal to $55,000 based upon the achievement of certain performance targets.

(6)	Dr. Mermelstein is entitled to receive a performance-based bonus of up to 89% of his base salary if certain performance targets are met.

(7)	Mr. Bernstein is entitled to receive a performance-based bonus of up to 30% of his base salary if certain performance targets are met, pursuant to his term sheet with us.

(8)	Mr. Bernstein’s term as Secretary, General Counsel and Chief Intellectual Property Counsel commenced in April 2006.

(9)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 computed in accordance with SFAS 123R, and thus may include amounts from awards granted in and prior to 2006. A discussion of the methods used to calculate these values may be found in footnote 10, which is in Part II, item 8 of this report.

(10)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 computed in accordance with SFAS 123R for the modification of previously granted options.
Grants of Plan-based Awards
     The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2006 to the Named Executive Officers.

									All Other	All
									Stock	Other		Grant
									Award:	Option		Date
									Number	Awards:	Exercise	Fair
		Estimated Future Payouts							of	Number	or	Value
		Under							Shares	of	Base	of Stock
		Non-Equity Incentive Plan			Estimated Future Payouts Under				of	Securities	Price of	and
		Awards			Equity Incentive Plan Awards				Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target		Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)(1)		($)	(#)	(#)	($ /Sh)	($)
Daniel B. Carr, M.D.	3/8/06	—	—	—		125,000		—	—	—	$4.05	$340,000

Stephen J. Tulipano	5/1/06	—	—	—		150,000		—	—	—	$3.70	$373,500

Douglas A. Hamilton	3/8/06	—	—	—		75,000	(2)	—	—	—	$4.05	$204,000

Fred H. Mermelstein	3/8/06	—	—	—		75,000		—	—	—	$4.05	$204,000

David B. Bernstein	4/10/06	—	—	—		150,000		—	—	—	$3.50	$352,500

(1)	The options vest in three annual installments, beginning one year following the grant date.

(2)	Mr. Hamilton was granted options to purchase up to 75,000 shares of Common Stock in March 2006. However, he forfeited all of these unvested options upon his resignation in May 2006.

Discussion of Summary Compensation and Grants of Plan-based Awards Tables
     Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.
Employment Agreements
     Pursuant to his employment agreement dated as of July 7, 2004, effective as of September 7, 2004, Dr. Carr was appointed our Chief Medical Officer and he became our Chief Executive Officer as of July 1, 2005. The employment agreement is for a term of three years, unless earlier terminated. Dr. Carr is receiving an initial annual base salary of $350,000, plus a guaranteed bonus of $50,000 payable within 30 days of the first anniversary of the effective date of the agreement, plus certain incentive compensation at the discretion of the board of directors, if certain performance targets are met, of up to $320,000 or options for 200,000 shares of Common Stock. In addition, upon commencement of employment, Dr. Carr was granted an option to purchase 916,570 shares of Common Stock at an exercise price of $1.96 per share, as adjusted for the merger, vesting in three equal installments commencing upon the first anniversary of the agreement. See “Payments Upon Termination or Change-in-Control” below for a discussion of payments due to Dr. Carr upon the termination of his employment or a change-in-control of our company.
     Effective as of May 1, 2006, Stephen J. Tulipano became our Chief Financial Officer pursuant to an Employment Agreement, dated as of April 8, 2006. The employment term is two years and he is receiving an annual base salary of $200,000 and is entitled to a discretionary performance-based bonus for the 2006 calendar year in the range of 0-49% of his base salary with a target bonus of 30% as determined in our sole discretion. As a hiring bonus, Mr. Tulipano was granted options to purchase 150,000 shares of common stock at an exercise price of $3.70 per share, vesting in three equal annual installments commencing upon the first anniversary of the grant.
     Effective as of April 2006, David Bernstein became our Secretary, General Counsel and Chief IP Counsel pursuant to a Term Sheet. The Term Sheet provides for a three year renewal term of employment, at an annual base salary of $210,000, with an annual performance bonus of up to 30% of base salary in cash. Upon hiring, Mr. Bernstein was granted options for the purchase of 150,000 shares of Common Stock at an exercise price of $3.50 per share, vesting in three equal installments commencing on the first anniversary of the grant.

Outstanding Equity Awards
     The following table sets forth certain information with respect to outstanding equity awards at December 31, 2006 with respect to the Named Executive Officers.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
			Equity					Number	Payout
			Incentive			Number	Market	of	Value of
			Plan			of	Value of	Unearned	Unearned
			Awards:			Shares	Shares	Shares,	Shares,
	Number of	Number of	Number of			or Units	or Units	Units or	Units or
	Securities	Securities	Securities			of Stock	of Stock	Other	Other
	Underlying	Underlying	Underlying			That	That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Have	That	That
	Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Daniel B. Carr, M.D.	611,047	305,523	—	$1.96	9/7/14	—	—	—	—
	4,167	8,333	—	$2.70	4/12/15	—	—	—	—
	—	125,000	—	$4.05	3/8/16	—	—	—	—

Stephen J. Tulipano	—	150,000	—	$3.70	5/1/16	—	—	—	—

Douglas A. Hamilton	155,228	—	—	$3.87	11/14/10	—	—	—	—
	152,762	—	—	$1.50	11/12/07	—	—	—	—
	50,921	—	—	$1.96	11/12/07	—	—	—	—
	75,000	—	—	$2.70	11/12/07	—	—	—	—
	25,000	—	—	$2.70	11/12/07	—	—	—	—

Fred H.	103,485	—	—	$3.87	11/14/10	—	—	—	—
Mermelstein, Ph.D.	51,742	—	—	$5.36	2/24/12	—	—	—	—
	50,921	—	—	$3.87	9/18/12	—	—	—	—
	254,603	—	—	$1.50	8/22/13	—	—	—	—
	127,301	—	—	$1.96	12/15/13	—	—	—	—
	41,667	83,333	—	$2.70	4/12/15	—	—	—	—
	75,000	—	—	$2.70	4/12/15	—	—	—	—
	—	75,000	—	$4.05	3/8/16	—	—	—	—

David B. Bernstein	—	150,000	—	$3.50	4/10/16	—	—	—	—
Options Exercised and Stock Vested
     None of our Named Executive Officers exercised any stock options during the 2006 fiscal year.
Pension Benefits
     None of our Named Executive Officers or former executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.
Nonqualified Deferred Compensation
     None of our Named Executive Officers or former executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Payments upon Termination or Change-in-control
Daniel B. Carr, M.D.
     Death or Disability. Pursuant to the terms of his employment agreement, if Dr. Carr’s employment is terminated as a result of his death or disability, Dr. Carr or Dr. Carr’s estate, as applicable, would receive his base salary and any accrued but unpaid bonus and expense reimbursement amounts through the date of his death or the date on which the disability occurs. All stock options that are scheduled to vest by the end of the calendar year in which such termination occurs would be accelerated and become vested as of the date of his disability or death, and all stock options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of his disability or death shall be deemed to have expired as of such date.
     Cause. If Dr. Carr’s employment is terminated for cause, he would be entitled to his base salary and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. All stock options that have not vested as of the date of termination shall be deemed to have expired as of such date and any stock options that have vested as of the date of Dr. Carr’s termination for cause would remain exercisable for a period of 90 days following the date of such termination.
     Change of Control. If Dr. Carr’s employment is terminated upon the occurrence of a change of control or within six months thereafter, we would be obligated to: (i) continue to pay his salary for a period of six months following such termination; (ii) pay any accrued and unpaid bonus; and (iii) pay expense reimbursement amounts through the date of termination. Also, all stock options that have not vested as of the date of such termination would be accelerated and deemed to have vested as of such termination date. Assuming that the change of control occurred on December 31, 2006, we would have paid to Dr. Carr $175,000 of base salary and $180,000 of accrued and unpaid bonus. The value of his accelerated options pursuant to SFAS 123R would have been $665,000.
     Without Cause or for Good Reason. If Dr. Carr’s employment is terminated without cause, or by Dr. Carr for good reason, then we would be obligated to: (i) continue to pay his base salary for a period of 12 months from the date of such termination; (ii) pay the bonus he would have earned had he been employed for six months from the date on which such termination occurs; and (iii) pay any expense reimbursement amounts owed through the date of termination. All stock options that are scheduled to vest in the contract year of the date of such termination shall be accelerated and deemed to have vested as of the termination date. All stock options that have not vested (or deemed to have vested pursuant to the preceding sentence) shall be deemed expired, null and void. Any stock options that have vested as of the date of Dr. Carr’s termination shall remain exercisable for a period as outlined in our omnibus stock option program. Assuming that the change of control occurred on December 31, 2006, we would have paid to Dr. Carr $350,000 of base salary and $180,000 of accrued and unpaid bonus. The value of his accelerated options pursuant to SFAS 123R would have been $665,000.
     Employee Covenants. In his employment agreement, Dr. Carr agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment.
     Dr. Carr also agreed, during the term of the agreement and for a period of nine (9) months thereafter, to not in any manner enter into or engage in any business that is engaged in any business directly competitive with our business anywhere in the world, with limited exceptions. This non-competition covenant is not applicable if Dr. Carr is terminated by us without cause, or if he terminates the agreement for good reason.
     Moreover, Dr. Carr agreed, during the term of the agreement and for a period of 12 months thereafter, to not, directly or indirectly, without our prior written consent: (i) solicit or induce any employee of us or any of our affiliates to leave such employ; or hire for any purpose any employee of us or any affiliate or any employee who has left such employment within one year of the termination of such employee’s employment with us or any such affiliate or at any time in violation of such employee’s non-competition agreement with us or any such affiliate; or (ii) solicit or accept employment or be retained by any person who, at any time during the term of the agreement, was an agent, client or customer of us or any of our affiliates where his position will be related to our business or the business of any such affiliate; or (iii) solicit or accept the business of any agent, client or customer of us or any of our affiliates with respect to products or services that compete directly with the products or services provided or supplied by us or any of our affiliates. This non-competition covenant is not applicable if Dr. Carr is terminated by us without cause, or if he terminates the agreement for good reason.
David B. Bernstein
     Pursuant to his Term Sheet for Employment, if Mr. Bernstein is terminated without cause, he shall be entitled to receive three (3) months’ salary, which amount equaled $52,500 as of December 31, 2006.
Douglas A. Hamilton
     Mr. Hamilton resigned as our Chief Financial Officer effective May 1, 2006, and as our Chief Operating Officer, Principal Financial Officer and Principal Accounting Officer effective May 12, 2006. In connection with his resignation, Mr. Hamilton entered into a letter agreement with us dated July 7, 2006, which letter agreement was amended on July 24, 2006. Pursuant to the letter agreement, Mr. Hamilton was permitted to exercise all or any portion of his 458,911 vested options until November 12, 2007; provided, however, that the foregoing restriction does not apply to the 155,228 options granted to him pursuant to the option agreement dated September 7, 2005, which shall expire no earlier than November 14, 2010. The dollar value of the modification of the options pursuant to SFAS 123R was $277,004. We also paid Mr. Hamilton a prorated bonus for 2006 equal to $55,000, agreed to reimburse him up to $3,500 for reasonable legal fees associated with the negotiation of the letter agreement, and agreed to pay his COBRA insurance premium through June 2007 (provided that he is not eligible for coverage under health benefits sponsored by any subsequent employer prior to that date). Mr. Hamilton agreed in the letter agreement to maintain the confidentiality of our proprietary information, and each party provided the other with a mutual release.
2005 Omnibus Stock Incentive Plan
     Corporate Transactions. Pursuant to the 2005 Plan, in the event that we approve a plan of complete liquidation or dissolution of our company, all options will terminate immediately prior to the consummation of such liquidation or dissolution. In the event that we approve an agreement for the sale of all or substantially all of our assets or a merger, consolidation or similar transaction in which we will not be the surviving entity or will survive as a wholly-owned subsidiary of another entity (each, a “Corporate Transaction”), the option shall be assumed or an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the Board of Directors determines, in its sole discretion and in lieu of such assumption or substitution, to take one of the following two options: (i) fifteen (15) days prior to the scheduled consummation of such Corporate Transaction, all options shall become immediately vested and exercisable and shall remain exercisable for a period of fifteen days, or (ii) cancel any outstanding options and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board in its sole, good faith discretion) equal to the product of the number of shares subject to the option multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of shares pursuant to such Corporate Transaction exceeds (B) the option price applicable to such shares. With respect to establishment of an exercise window, (i) any exercise of an option during such fifteen-day period shall be conditioned upon the consummation of the contemplated Corporate Transaction and shall be effective only immediately before the consummation of such Corporate Transaction and (ii) upon consummation of such Corporate Transaction, the 2005 Plan and all outstanding but unexercised options shall terminate.
     Termination of Employment. If a grantee’s employment or service is terminated for cause, any unexercised option shall terminate effective immediately upon such termination of employment or service. Except as otherwise provided by the Committee in the award agreement, if a grantee’s employment or service terminates on account of death, then any unexercised option, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the option term) by (A) his or her personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution, (B) the grantee’s designated beneficiary, or (C) a permitted transferee; and, to the extent that any such option was not exercisable on the date of such termination of employment or service, it will immediately terminate.

     Except as otherwise provided by the Committee in the award agreement, if a grantee’s employment or service terminates on account of disability, then any unexercised option, to the extent exercisable on the date of such termination of employment, may be exercised in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the option term) by the grantee, or by (A) his or her personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution, (B) the grantee’s designated beneficiary or (C) a permitted transferee; and, to the extent that any such option was not exercisable on the date of such termination of employment, it will immediately terminate.
     The degree, if any, to which any awards shall vest upon a change of control or a termination of employment or service in connection with a change of control shall be specified by the Committee in the applicable award agreement.
     Except as otherwise provided by the Committee in the award agreement, if a grantee’s employment or service terminates for any reason other than for cause, death, disability or pursuant to a change of control, then any unexercised option, to the extent exercisable immediately before the grantee’s termination of employment or service, may be exercised in whole or in part, not later than three (3) months after such termination of employment or service (but only during the option term); and, to the extent that any such option was not exercisable on the date of such termination of employment or service, it will immediately terminate.
Director Compensation

					Change
					in pension
					value and
	Fees				nonqualified
	earned or			Non-equity	deferred
	paid in	Stock		incentive plan	compensation	All other
	cash	Awards	Option Awards	compensation	earnings	Compensation		Total
Name	($)	($)	($) (4)	($)	($)	($)		($)
Douglas G. Watson(1)	$24,500	—	$132,561	—	—	—		$157,061
Jackie M. Clegg	$20,250	—	$97,574	—	—	—		$117,824
Martin J. Driscoll	$9,500	—	$57,348	—	—	—		$66,848
Neil W. Flanzraich	$10,250	—	$57,348	—	—	—		$67,598
Georg Nebgen	$3,500	—	$7,968	—	—	—		$11,468
Peter M. Kash(2)	$7,500	—	$100,770	—	—	$103,307	(5)	$211,577
William P. Peters(3)	$4,000	—	$61,776	—	—	$55,530	(6)	$121,306

(1)	As of December 31, 2006, each director had the following number of options outstanding: Mr. Watson—236,565; Ms. Clegg—175,921; Mr. Driscoll—50,000; Mr. Flanzraich—50,000; Mr. Nebgen—50,000; Mr. Kash—252,835; and Mr. Peters—75,260.

(2)	Mr. Kash resigned as a director as of December 8, 2006, at which time 48,425 unvested options were accelerated to vest on December 8, 2006, and 26,575 unvested options were forfeited. Upon his resignation, Mr. Kash executed a consulting agreement pursuant to which he agreed to provide consulting services to us until December 8, 2007 for a monthly fee of $5,000. Mr. Kash’s options are exercisable for a period of 18 months following the expiration or termination of the consulting agreement.

(3)	Mr. Peters resigned as a director as of June 9, 2006, at which time all of his unvested options were forfeited, and the expiration date for all of his vested options was extended to December 8, 2007.

(4)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 computed in accordance with SFAS 123R, and thus may include amounts from awards granted in and prior to 2006. A discussion of the methods used to calculate these values may be found in footnote 10, Part II, item 8 of this report.

(5)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 computed in accordance with SFAS 123R for modification of options upon termination.

(6)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 computed in accordance with SFAS 123R for the modification of options upon termination.
     We compensate the non-employee members of our Board of Directors for serving as a Board member up to $2,500 per meeting for each meeting attended in person ($1,000 for each meeting attended telephonically) and through the grant of stock options on an annual basis. We also compensate non-employee directors for serving as committee members up to $1,250 for each committee meeting attended in person and $500 for each committee meeting attended telephonically.
     Effective as of March 2006, our option policy is an Initial Option Award of options to purchase up to 50,000 shares of Common Stock to each non-employee director upon becoming a director vesting after one year. We also granted to our non-employee directors in the first quarter of the 2006 fiscal year a Basic Option Award of options to purchase up to 75,000 shares of Common Stock, which options vest one-third a year beginning one year after the grant date, and which cover service during the 2005-2007 fiscal years. In the first quarter of the 2009 fiscal year, we contemplate again granting a Basic Option Award of options to purchase up to 75,000 shares of Common Stock to our non-employee directors, which options will vest one-third a year beginning one year after the grant date, and which will cover service during the 2008-2010 fiscal years. Any non-employee director who is appointed following the grant of the Basic Option Award will be eligible for a pro-rated option award in the first quarter of the fiscal year following such non-employee director’s appointment.
     We also grant to our Chairman of the Board of Directors on an annual basis options to purchase up to 20,000 shares of Common Stock, to each committee member on an annual basis options to purchase up to 5,000 shares of Common Stock, to the chair of the Audit Committee on an annual basis options to purchase up to an additional 10,000 shares of Common Stock, and to the chair of the Compensation Committee and the Corporate Governance and Nominating Committee on an annual basis options to purchase up to an additional 5,000 shares of Common Stock. These options would vest one year following the grant date, and will have a term of ten years. The exercise price for all options granted to our directors would be the fair market value one the grant date.
     If a non-employee director shall depart from the Board of directors as a result of death or disability, all unvested options shall be accelerated to vest fully on the departure date, and be exercisable for a period of eighteen (18) months from the date of departure from the Board of Directors.
     If a non-employee director shall depart from the Board of Directors voluntarily, options granted in the Initial Option Award shall be accelerated to be fully vested (if they are not already fully vested), all unvested options granted in the Basic Option Award shall be accelerated to be fully vested on a prorated basis for years actually served, all options granted for committee service shall be accelerated to be fully vested on a prorated basis for years actually served, and the vested options shall be exercisable for a period of eighteen (18) months from the date of resignation from the Board.
     If a non-employee Director shall depart from the Board of Directors for cause, there shall be no acceleration of unvested options, and all unvested options shall terminate immediately upon the departure date. Vested options shall be exercisable for twelve (12) months.
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee is currently composed of Mr. Watson, Chairman, and Ms. Clegg. Peter M. Kash served as a member of the Compensation Committee until his resignation on December 8, 2006. Neither Mr. Watson, Ms. Clegg nor Mr. Kash was an employee of our company during the 2006 fiscal year, or an officer of our company at any time in the past. No executive officer of our company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     McGladrey & Pullen, LLP (“McGladrey”) served as our independent registered public accounting firm for the year ended December 31, 2006, and has been appointed by the Audit Committee of the Board of Directors to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2007. In the event that ratification of this appointment of independent registered public accounting firm is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of our independent registered public accounting firm will be reconsidered by the Audit Committee. Representatives of McGladrey are expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.
     Your ratification of the appointment of McGladrey as our independent registered public accounting firm for the fiscal year ending December 31, 2007 does not preclude the Audit Committee from terminating its engagement of McGladrey and retaining new independent registered public accounting firm, if it determines that such an action would be in our best interest.
     On October 6, 2006, the Board of Directors, at the recommendation of the Audit Committee, unanimously dismissed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm, and retained McGladrey. PwC had been our independent registered public accounting firm since December 13, 2004 and PwC has been the independent accountant for Innovative Drug Delivery Systems, Inc. (“IDDS”), our subsidiary, for more than five years. PwC’s reports on our financial statements for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle, except for an emphasis of a matter paragraph relating to our recurring losses and limited capital resources, as described in Note 2 to our financial statements for the years ended December 31, 2005 and 2004. During the period from the inception of the engagement of PwC on December 13, 2004 through the October 6, 2006 termination of the engagement, (i) we had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PwC’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our financial statements for such years and (ii) there were no reportable events pursuant to Item 304(a)(1)(v) of Regulation S-K.
     As part of its duties under the Audit Committee Charter, the Audit Committee reviews the continued retention of our independent registered public accounting firm and recommends either continued retention or change to the Board of Directors. During its review of PwC, the Audit Committee considered, among other things, that PwC has been the independent accountants for IDDS more than five years and the move of our accounting and financial reporting personnel to Cambridge, Massachusetts from New York, New York, and decided to recommend a change in our independent registered public accounting firm.
     During the period that PwC had acted as our independent registered public accounting firm, we did not consult with McGladrey on either application of accounting principles or type of audit opinion or any of the other matters specified in Item 304(a)(2)(i) and (ii) of Regulation S-K.
     We requested and received from PwC a letter, dated October 11, 2006, addressed to the SEC stating whether or not PwC agrees with the above statements. A copy of the PwC letter is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on October 13, 2006.
     For each of the two fiscal years ended December 31, 2006, the total fees billed to us by McGladrey and PwC for services they rendered to us were as set forth below. A portion of the audit fees for 2006 and 2005 were paid in 2007 and 2006, respectively.
     Audit Fees. The aggregate fees billed for professional services rendered in connection with: (i) the audit of our annual financial statements; (ii) the review of the financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30; (iii) consents and comfort letters issued in connection with equity offerings; and (iv) services provided in connection with statutory and regulatory filings or engagements were $377,169 for the fiscal year ended December 31, 2006 (of which $207,169 was billed by PwC and $170,000 was billed by McGladrey), and $319,000 for the fiscal year ended December 31, 2005 (all of which was billed by PwC).
     Audit-Related Fees. We did not incur any audit-related fees for the fiscal years ended December 31, 2006 and December 31, 2005.
     Tax Fees. We did not incur any tax fees for the fiscal years ended December 31, 2006 and December 31, 2005.
     All Other Fees. We did not incur any other fees for the fiscal years ended December 31, 2006 and December 31, 2005.
Pre-Approval Policies and Procedures
     Rules adopted by the SEC in order to implement the requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. The Audit Committee has pre-approved the provision of audit and non-audit services by each independent registered public accounting firm for 2006 in accordance with its pre-approval policy. The pre-approval policy requires management to submit annually for approval to the Audit Committee a plan describing the scope of work and anticipated cost associated with each category of service. At each regular Audit Committee meeting, management reports on services performed by our independent registered public accounting firm and the fees paid or accrued through the end of the quarter preceding the meeting are discussed with management and representatives of our independent registered public accounting firm.
     We have considered and determined that the provision of the non-audit services provided by our independent registered public accounting firms is compatible with maintaining each such firm’s independence.
Vote Required and Board of Directors’ Recommendation
     Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 2. For purposes of the ratification of our independent registered public accounting firm, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR PROPOSAL NO. 2.

PROPOSAL NO. 3
APPROVAL OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN
     We seek to retain the services of current employees, to promote employee morale and to encourage employee ownership of our Common Stock, and to secure and retain the services of new employees. In order to maximize our success, we look to provide incentives to certain employees through the means of stock ownership and option plans. As such, we submit for approval the 2007 Employee Stock Purchase Plan (the “Stock Purchase Plan”), a copy of which is attached as Appendix A to this proxy statement. The Stock Purchase Plan permits employees to purchase shares at a discount through payroll deductions.
          The following summary of the terms of the Stock Purchase Plan is qualified in its entirety by reference thereto. Stockholders are urged to refer to the Stock Purchase Plan document and to read it carefully for a complete statement of the provisions summarized herein.
Stock Subject to the Plan
          The stock subject to purchase under the Stock Purchase Plan may be unissued shares of Common Stock or shares of Common Stock that have been bought on the open market at prevailing market prices or otherwise. The amount of shares of Common Stock that may be sold pursuant to the Stock Purchase Plan shall not exceed, in the aggregate, 100,000 shares. If any option to purchase shares of Common Stock granted pursuant to the Stock Purchase Plan shall for any reason terminate without having been exercised, the shares not purchased under such option shall again become available for issuance under the Stock Purchase Plan.
Eligibility
          Employees of our company who meet the eligibility requirements under the Stock Purchase Plan may participate in the plan. As of May 22, 2007 there were approximately 33 employees eligible to participate in the Stock Purchase Plan. An employee is eligible to participate in the Stock Purchase plan if the employee is employed by us for more than five months in any calendar year for more than 20 hours per week and has continuously worked for us for a length of time to be set by the Board of Directors, except that no employee may participate: (i) if immediately upon participation in the offering the employee owns stock and/or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of our stock; or (ii) if the rights granted to the employee under the Stock Purchase Plan together with rights granted to the employee under all of our other employee stock purchase plans create rights to purchase our stock at a rate which exceeds $25,000 per year of the fair market value of the stock as determined at the time such rights are granted, for each calendar year in which such rights are outstanding at any time. In addition, no participant may purchase more than 2,500 shares in any Offering Period.
Offerings Under the Plan
     Our Board of Directors may grant or provide for the grant of purchase rights to purchase shares of our Common Stock under the Stock Purchase Plan to eligible employees on such offering date or dates as selected by the Board. The terms of each offering shall be set by our Board of Directors, but all employees granted purchase rights under the Stock Purchase Plan shall have the same rights and privileges. The provisions of separate offerings need not be identical, but all offerings shall include the period during which the offering shall be effective, which period shall not exceed 27 months beginning with the offering date, and the provisions set forth in the Stock Purchase Plan with respect to eligibility, purchase rights, purchase price, participation, withdrawal, termination and exercise. An eligible employee may become a participant in the Stock Purchase Plan pursuant to an offering by delivering to us a participation agreement within the time specified in the offering. Each participant shall authorize payroll deductions to be held in an account to purchase shares of our Common Stock on the purchase date.
     On each offering date, each eligible employee shall be granted a purchase right to purchase up to that number of shares of Common Stock determined by dividing such eligible employee’s contributions during the Offering Period (not to exceed 20% of such employee’s earnings during the period as stated in the offering) by the applicable purchase price for the Common Stock. Our Board of Directors shall specify a maximum number of shares of

Common Stock that may be (i) purchased by any participant during the offering and (ii) purchased in aggregate by all participants during the offering. The purchase price of the shares of Common Stock acquired pursuant to purchase rights granted under the Stock Purchase Plan shall be not less than the lesser of (i) an amount equal to 85% of the fair market value of the shares of Common Stock on the offering date or (ii) an amount equal to 85% of the fair market value of the shares of Common Stock on the applicable purchase date.
Termination of Enrollment
          A participant in the offering may terminate his or her payroll deductions under the Stock Purchase Plan and withdraw from the offering by delivering to us a notice of withdrawal at any time except as provided in the offering. Upon withdrawal from the offering, we shall distribute to such participant all of his or her accumulated payroll deductions. Purchase rights granted pursuant to any offering under the Stock Purchase Plan shall terminate immediately upon a participant ceasing to be an employee or other lack of eligibility. We will distribute to such terminated or otherwise ineligible employee all of his or her accumulated payroll deductions. A participant may file a written designation of a beneficiary who is to receive shares of Common Stock and/or cash from the participant’s account under the Stock Purchase Plan in the event of such participant’s death.
Plan Administration
          The Stock Purchase Plan is administered by our Board of Directors or such committee as the Board of Directors may delegate. Our Board of Directors, or such committee as the Board of Directors may delegate, is vested with full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Stock Purchase Plan and not inconsistent with the Stock Purchase Plan, to construe and interpret the Stock Purchase Plan, and to make all other determinations necessary or advisable for the administration of the Stock Purchase Plan; provided, however, that if our Board of Directors delegates administration to a committee, the Board of Directors may remove such administration duties from the committee at any time.
Amendment and Termination
          Our Board of Directors may at any time and for any reason terminate or amend the Stock Purchase Plan. Except as provided in the Stock Purchase Plan, no such termination of the Stock Purchase Plan may affect options previously granted, provided that the Stock Purchase Plan or an Offering Period may be terminated by the Board of Directors on a purchase date or by the Board’s setting a new purchase date with respect to an Offering Period then in progress if the Board determines that termination of the Stock Purchase Plan and/or the Offering Period is in the best interests of our company and the stockholders or if continuation of the Stock Purchase Plan and/or the Offering Period would cause our company to incur adverse accounting charges as a result of a change after the effective date of the Stock Purchase Plan in the generally accepted accounting rules applicable to the Stock Purchase Plan. Except as provided in the Stock Purchase Plan, no amendment to the Stock Purchase Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Internal Revenue Code (or any applicable law or regulation), we shall obtain stockholder approval in such a manner and to such a degree as so required.
          Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board of Directors (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Board of Directors (or its committee) determines in its sole discretion advisable that are consistent with the Stock Purchase Plan.

Federal Income Tax Consequences
          Generally, no federal income tax consequences will arise at the time an employee purchases Common Stock under the Stock Purchase Plan. If an employee disposes of Common Stock purchased under the Stock Purchase Plan less than one year after the Common Stock is purchased or within two years of the Grant Date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the Common Stock at the time of purchase and the amount paid by the employee for the Common Stock. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee. If an employee holds the shares of Common Stock purchased under the Stock Purchase Plan for at least one year after the Common Stock is purchased and at least two years after the Grant Date before disposing of such shares, then the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the Common Stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the Common Stock on the offering date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee. If an employee dies before disposing of the Common Stock purchased under the Stock Purchase Plan, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee’s death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death.
          We generally will not be entitled to a deduction with respect to the Common Stock purchased by an employee under the Stock Purchase Plan, unless the employee disposes of the Common Stock less than one year after the Common Stock is transferred to the employee or less than two years after the Grant Date.
Accounting Treatment Under Generally Accepted Accounting Principles
          The Stock Purchase Plan is classified under Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”) as a “compensatory” plan because participants have the right to purchase Common Stock at less than 95% of the fair market value on the Grant Date and because the Stock Purchase Plan allows for a “look-back” to allow participants to purchase stock based upon the fair market value on the Grant Date as opposed to the Purchase Date. Under SFAS 123(R), we must record a charge to earnings equal to the fair value of the right to purchase Common Stock under the Stock Purchase Plan determined as of the Grant Date.
Vote Required and Board of Directors’ Recommendation
          Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 3. For purposes of the ratification of our 2007 Employee Stock Purchase Plan, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR PROPOSAL NO. 3

PROPOSAL 4
AMENDMENT OF 2005 OMNIBUS STOCK INCENTIVE PLAN
Overview
          The Board of Directors has unanimously adopted, subject to stockholder approval at the Meeting, an amendment to the 2005 Omnibus Stock Incentive Plan (the “2005 Incentive Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder from 7,500,000 shares to 9,000,000 shares. The increase is considered necessary and in the best interests of our company and its long-term strategic growth to permit us to continue to attract, retain and motivate officers, employees, non-employee directors and consultants.
Purposes of the Plan
          The 2005 Incentive Plan is intended to provide qualifying employees, directors and consultants with equity ownership in our company and our subsidiaries, thereby strengthening their commitment to our success, promoting the identity of interests between our stockholders and such employees, directors and consultants and stimulating their efforts on behalf of our company, and to assist us in attracting and retaining talented personnel. We believe that, assuming approval of this amendment, the ratio of the number of shares available for options under the 2005 Incentive Plan in relation to the number of outstanding shares of Common Stock would be within the range of such ratios for comparable companies.
Grants
          The 2005 Incentive Plan provides for the grant of stock options, stock appreciation rights (SARs) and direct stock grants (“Awards”). These Awards may be granted for up to 7,500,000 shares of Common Stock, which upon stockholder approval of this Proposal, would be increased to 9,000,000 shares. Stock options are the right to purchase shares of our Common Stock at a specified price, which may not be less than fair market value at time of grant, over a fixed period, subject to earlier termination. SARs may be granted alone or in connection with another Award, such as a stock option or grant of restricted stock, and provide for an appreciation distribution from us equal to the increase in the fair market value per share of Common Stock from the price specified on the grant date. If granted in connection with another Award, exercise of the SAR will generally require the surrender of the related reward. This appreciation difference may be made in cash or in shares of Common Stock. Direct stock grants include the grant of performance shares which may be distributable to the holder based on the achievement of specified performance targets, and the grant of bonus stock would not require purchase by the award recipient. Any of the direct stock grants may be restricted stock, which is subject to forfeiture by the holder (or repurchase by us) upon the occurrence of specified events, such as the holder’s cessation of service prior to a specified date.
          To the extent any of the options or other stock awards granted under the 2005 Incentive Plan expire or are terminated without being exercised, the shares unexercised thereunder may be subject to future grant under the 2005 Incentive Plan.
          To date, all Awards under the 2005 Incentive Plan have been stock options. Our present intention is to grant only stock options thereunder; however, other types of awards may be granted dependent on future tax and accounting considerations of the grants.
          As of the Record Date, we had granted options under the 2005 Incentive Plan to purchase an aggregate of 6,417,828 shares of Common Stock at exercise prices ranging from $1.50 to $6.64 per share, expiring between November 12, 2007 and May 21, 2017. This includes options that had been granted by IDDS prior to its December 2004 merger with Intrac, Inc. (“Intrac”), our company’s predecessor, that were assumed by Intrac upon the closing of that merger, adjusted as to the number of underlying shares and the exercise price for the merger ratio. For information regarding option grants to management, See “Executive Compensation.”
          The Board of Directors believes that the 2005 Incentive Plan has been very advantageous in attracting and retaining capable persons to serve as employees and directors of our company. Due to our dependency upon equity financings for our capital needs, we seek to conserve our cash resources for use in connection with our research and development activities. This cash conservation policy places limitations on cash compensation arrangements we can have with employees, including executive officers and directors. To compete with other companies for qualified persons, many of which companies are better financed than us, we have relied upon our option program to help us attract and incentivize our employees and directors. Without having additional shares of Common Stock under our 2005 Incentive Plan to use for option grants to these persons, our ability to attract such new employees and directors could be adversely impacted, thereby adversely affecting our future.
Administration
          The Compensation Committee of the Board of Directors administers the 2005 Incentive Plan. This Committee consists of two members of the Board of Directors, each of whom qualifies as an “outside director” as defined for purposes of the regulations under Section 162(m) of the Internal Revenue Code and as a “non-employee director” under Section (b)(3)(i) of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of the Compensation Committee also qualifies as an independent director under the rules of the American Stock Exchange. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board of Directors deems appropriate to permit transactions in shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code as then in effect. Notwithstanding anything to the contrary in the 2005 Incentive Plan, the Committee may be comprised of the entire Board of Directors.
Eligibility
          The Compensation Committee may, in its discretion, grant Awards to any eligible person, whether or not he or she has previously received an option, except in the case of (a) an incentive stock option (“ISO”), which can only be granted to an employee of our company or any subsidiary and (b) the non-employee directors Automatic Option Grant Program, which is self-executing. Participation in the Automatic Option Grant Program is limited to persons who become and continue as non-employee directors, whether through appointment by the Board of Directors or election by our stockholders.
Option Price and Terms
          Options granted under the 2005 Incentive Plan may be either ISOs or non-qualified stock options (“NQSO”). The option price of each share of Common Stock subject to an option will be fixed by the Committee but shall not be less than the fair market value of the Common Stock on the date of grant of the option, defined as the average bid and ask price on the date of grant. An option designated as an ISO is intended to qualify as such under Section 422 of the Internal Revenue Code. Thus, the aggregate fair market value, determined at the time of grant, of the shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year may not exceed $100,000. NQSOs are not subject to this requirement. Certain adjustments in the option price may be made for extraordinary dividend distributions. The Committee determines the option period, provided it is not longer than five years, in the case of ISOs granted to employees who hold 10% of the outstanding stock, 10 years in the case of ISOs generally, or 10 years in the case of NQSOs, subject to earlier termination, the vesting period and the payment terms. In the event of termination of employment, the optionee may exercise his or her options at any time within three months of the termination (which may be extended for up to 18 months), which period was changed from one year from termination, but in no event later than the expiration date of the option; however, if the employee is terminated “for cause,” the option expires immediately, and options to non-employee directors may continue after termination of their service. All options vest immediately upon a “Change of Control” of the Company. The Automatic Option Grant is currently for 50,000 shares upon becoming a non-employee director and for 75,000 shares granted on a triennial basis thereafter, vesting one-third a year after one year, plus an annual grant of 20,000 shares to the Chairman of the Board, 5,000 shares for serving on one or more committees, plus 5,000 for a committee chair and an additional 5,000 shares for chair of the Audit Committee.
          Upon exercise of an option, payment for shares may be made in cash or, if the option agreement so provides or the Compensation Committee then permits, in shares of Common Stock calculated based upon their fair market value as of the date of their delivery or a combination of stock and cash.

Modification and Termination of the Plan
          The Compensation Committee may from time to time, in its discretion, amend the 2005 Incentive Plan without the approval of shareholders, except (a) as such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which our equity securities are listed and (b) that the Committee may not without the approval of our stockholders amend the 2005 Incentive Plan to increase the total number of shares reserved for the purposes of the 2005 Incentive Plan.
          The 2005 Incentive Plan shall continue in effect until the earlier of July 2015, its termination by the Committee or the date on which all of the shares of Common Stock available for issuance thereunder have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing options granted thereunder have lapsed.
Adjustments
          In the event any change is made to the Common Stock issuable under the 2005 Incentive Plan by reason of any stock split, stock dividend, combination of shares or recapitalization, appropriate adjustment will be made to the share reserve thereunder and to the number of shares and the exercise price of the Common Stock subject to outstanding options. In the event of a Change of Control (as defined in the 2005 Incentive Plan), the option agreements may provide that all unvested options may vest upon the Change of Control. In addition, in the event of a Corporate Transaction or Hostile Takeover (as defined in the 2005 Incentive Plan), all unvested may vest and, if applicable, such outstanding options may be assumed by any successor entity.
Other Options
          In addition to options granted under the 2005 Incentive Plan, as of the Record Date, we had outstanding non-Plan options for the purchase of an aggregate of 1,184,058 shares at an exercise price of $3.87 per share, terminating through January 2011. These options had been granted by IDDS prior to its merger into Intrac in December 2004. Intrac assumed these options upon the closing of that merger, and we assumed them upon the closing of the merger of Intrac into Javelin in September 2005.
Vote Required and Board of Directors’ Recommendation
          Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 4. For purposes of the amendment to our 2005 Omnibus Equity Incentive Plan, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR PROPOSAL NO. 4

BOARD INFORMATION
Board Meetings
          The Board of Directors held seven meetings, either in person or by telephone, in 2006. In addition, the Board of Directors unanimously approved six written consents on matters between meetings. During 2006, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and applicable committee meetings (held during the period for which he or she was a director) on which he or she served. We do not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of stockholders, but we strongly encourage all members of the Board of Directors to attend the Meeting and expect such attendance except in the event of extraordinary circumstances. All members of the Board of Directors at the time of our annual meeting of stockholders held on July 20, 2006, except Neil W. Flanzraich, attended such annual meeting.
Board Committees
          Our Board of Directors currently has three standing committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board of Directors: (i) Audit Committee, (ii) Compensation Committee and (iii) Corporate Governance and Nominating Committee. From time to time, the Board of Directors may establish other committees.
Audit Committee
          The Audit Committee is responsible for: (i) overseeing the corporate accounting and financial reporting practices; (ii) recommending the selection of our registered public accounting firm; (iii) reviewing the extent of non-audit services to be performed by the auditors; and (iv) reviewing the disclosures made in our periodic financial reports. The members of the Audit Committee are Jackie M. Clegg, Douglas G. Watson and Neil W. Flanzraich, each of whom is an independent director within the meaning of the rules of the American Stock Exchange and Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee qualifies as an Audit Committee Financial Expert under applicable SEC Rules. The Chairman of the Audit Committee is Ms. Clegg. The Audit Committee held 13 meetings during 2006. The Audit Committee carries out its responsibilities in accordance with the terms of its Audit Committee Charter, a copy of which was attached as Appendix A to the Intrac Proxy Statement, dated August 1, 2005, for the Migratory Merger of Intrac with and into Javelin.
Compensation Committee
          The Compensation Committee determines matters pertaining to the compensation of executive officers and other significant employees, and administers our stock and incentive plans. The members of the Compensation Committee are Douglas G. Watson and Jackie M. Clegg. The Chairman of the Compensation Committee is Mr. Watson. The Compensation Committee held nine meetings during 2006. Each of the members of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code. The Compensation Committee carries out its responsibilities pursuant to a written charter, a copy of which is attached as Appendix B to this proxy statement.
Corporate Governance and Nominating Committee
          The Corporate Governance and Nominating Committee establishes internal corporate policies and nominates persons to serve on our Board of Directors. The members of the Corporate Governance and Nominating Committee are Douglas G. Watson, Jackie M. Clegg and Martin J. Driscoll. The Chairman of the Corporate Governance and Nominating Committee is Mr. Watson. A copy of this Committee’s Charter was attached as Appendix A to the Proxy Statement, dated June 20, 2006, for the 2006 Annual Meeting. This Committee held four meetings during 2006. See “Director Nominations” below for the procedures for the nomination of directors.

          Director Nominations
          The Corporate Governance and Nominating Committee recommends director candidates and will consider for such recommendation director candidates proposed by management, other directors and stockholders. All director candidates will be evaluated based on the criteria identified below, regardless of the identity of the individual or the entity or person who proposed the director candidate.
          In accordance with our By-Laws, to nominate a director for election to the Board of Directors at an annual meeting of stockholders, a stockholder must deliver timely written notice of such nomination to the Secretary of the Company. To be timely, the notice must be delivered not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that if the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date, the notice must be delivered not earlier than 120 days nor later than 90 days prior to such annual meeting or the 10th day following the date on which we make public announcement of the meeting date. The notice must set forth:
– –	the name, age and address of the stockholder,

– –	the principal occupation or employment of such person,

– –	the class and number of shares of our securities beneficially owned by such person,

– –	all other information related to such person as is required to be disclosed under SEC proxy disclosure rule 14A, and

– –	a consent by such person to be named in the proxy statement.
          The selection of director nominees includes consideration of factors deemed appropriate by the Corporate Governance and Nominating Committee and the Board of Directors. We may engage a firm to assist in identifying, evaluating, and conducting due diligence on potential board nominees. Factors will include integrity, achievements, judgment, intelligence, personal character, any prior contact or relationship between a candidate and a current or former director or officer of the Company, the interplay of the candidate’s relevant experience with the experience of other Board members, the willingness of the candidate to devote adequate time to Board duties and the likelihood that he or she will be willing and able to serve on the Board of Directors for a sustained period. The Corporate Governance and Nominating Committee will consider the candidate’s independence, as defined by the rules of the SEC and the American Stock Exchange. In connection with the selection, due consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds, and experiences. Experience, knowledge, and skills to be represented on the Board of Directors include, among other considerations, financial expertise (including an “audit committee financial expert” within the meaning of the SEC’s rules), pharmaceutical expertise and/or medical knowledge and contacts, financing experience, strategic planning, business development, and community leadership.
Code of Ethics
          We have adopted a Code of Conduct and Ethics that applies to all of our employees and officers, and the members of our Board of Directors. The Code of Conduct and Ethics is available on our website at www.javelinpharmaceuticals.com. Printed copies are available upon request without charge. Any amendment to or waiver of the Code of Conduct and Ethics will be disclosed on our website promptly following the date of such amendment or waiver.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with the American Stock Exchange. The Reporting Persons are also required to furnish us with copies of all such reports. Based solely on our review of the reports received by us, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2006, the Reporting Persons met all applicable Section 16(a) filing requirements.
Stockholder Communications with the Board
          Stockholders wishing to communicate with the Board of Directors may send correspondence directed to the Board, care of Douglas G. Watson, Chairman, 125 CambridgePark Drive, Cambridge, MA 02140. Mr. Watson will review all correspondence addressed to the Board of Directors, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. He will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board of Directors for its review at the Board’s request. Mr. Watson will forward stockholder communications to the Board of Directors prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate. Correspondence intended for our independent directors as a group should be addressed to us at the address above, Attention: Independent Directors.
REPORT OF THE AUDIT COMMITTEE
          The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. Each member of this Committee is an audit committee financial expert within the meaning of Item 401(h) of SEC Regulation S-K. The Audit Committee assists the Board’s oversight of the integrity of our financial reports, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The current Audit Committee charter was included as Appendix A in the Intrac Proxy Statement, dated August 1, 2005, for the migratory merger of Intrac into Javelin. The Audit Committee is responsible for overseeing our corporate accounting and financial reporting practices, recommending the selection of our registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in our periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in our Annual Report on Form 10-K.
          During 2006 and 2007, the Audit Committee: (1) reviewed and discussed the audited financial statements for the year ended December 31, 2006 with management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant its independence.
          Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.
          The foregoing report has been furnished in May 2007 by the members of the Audit Committee, being:
Jackie M. Clegg, Chair
Douglas G. Watson
Neil W. Flanzraich
          The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this Audit Committee Report by reference therein.

EQUITY COMPENSATION PLAN INFORMATION
     The following table provides aggregate information as of December 31, 2006 about Common Stock that may be issued upon the exercise of options under our equity compensation plans, including the Javelin Pharmaceuticals, Inc. 2005 Omnibus Stock Incentive Plan.

	Number of securities to be
	issued upon exercise of	Weighted average exercise	Number of securities
	outstanding options, warrants	price of outstanding	remaining available for
Plan Category	and rights	options, warrants and rights	future issuance
Equity compensation plans approved by security holders	5,374,477	$2.88	2,125,523
Equity compensation plans not approved by security holders	1,184,058	$3.87	0
Total:	6,558,535	$3.06	2,125,523
STOCKHOLDER PROPOSALS
          If you wish to have a proposal included in our proxy statement and form of proxy for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by us at our principal executive offices on or before February 1, 2008. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.
OTHER MATTERS
          As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors, the ratification of the appointment of the independent registered public accounting firm, the approval of the 2007 Employee Stock Purchase Plan and the amendment of the 2005 Omnibus Stock Incentive Plan. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.
          It is important that the proxies be returned promptly and that your shares be represented at the Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

June 1, 2007	By Order of the Board of Directors

David B. Bernstein, Secretary

Appendix A
JAVELIN PHARMACEUTICALS, INC.
2007 EMPLOYEE STOCK PURCHASE PLAN
     The following constitute the provisions of the 2007 Employee Stock Purchase Plan of Javelin Pharmaceuticals, Inc.
     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
     2. Definitions.
          (a) “Board” means the Board of Directors of the Company.
          (b) “Code” means the Internal Revenue Code of 1986, as amended.
          (c) “Common Stock” means the Common Stock of the Company.
          (d) “Company” means Javelin Pharmaceuticals, Inc., a Delaware corporation.
          (e) “Compensation” means total cash compensation received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions and incentive compensation, but excludes relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.
          (f) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.
          (g) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.
          (h) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.
          (i) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary’s Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.
          (j) “Employee” means any person, including an Officer, who is an Employee of the Company for tax purposes and who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (l) “Offering Date” means the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee after the first business day of an Offering Period but prior to the first business day of the fourth calendar month within such Offering Period, the term “Offering Date” means the first business day of such fourth calendar month coinciding with or next succeeding the day on which that individual becomes an eligible Employee.
          Options granted after the first business day of an Offering Period will be subject to the same terms and conditions as the options granted on the first business day of such Offering Period except that they will have a different grant date (and thus, potentially, a different Purchase Price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.
          (m) “Offering Period” means a period of six (6) months commencing on February 1 and August 1 of each year.
          (n) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (o) “Plan” means this 2007 Employee Stock Purchase Plan.
          (p) “Purchase Date” means the last day of each Offering Period of the Plan.
          (q) “Purchase Price” means with respect to an Offering Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any stockholder-approved increase in the number of Shares available for issuance under the Plan, and (ii) all or a portion of such additional Shares are to be issued with respect to the Offering Period that is underway at the time of such increase (“Additional Shares”), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the “Approval Date Fair Market Value”) is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.
          (s) “Share” means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.
          (t) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
     3. Eligibility.
          (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.
          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by a series of Offering Periods of six (6) months’ duration, with new Offering Periods commencing on or about February 1 and August 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on February 1, 2008 and continue until July 31, 2008. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.
     5. Participation.
          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement and any other required documents (“Enrollment Documents”) provided by the Company and submitting them to the Company’s Human Resources Department or the a stock brokerage or other financial services firm designated by the Company (“Designated Broker”) prior to the applicable Offering Date, unless a later time for submission of the Enrollment Documents is set by the Board for all eligible Employees with respect to a given Offering Period. The Enrollment Documents and their submission may be electronic, as directed by the Company. The Enrollment Documents shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.
          (b) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of the Offering Period to which the Enrollment Documents are applicable, unless sooner terminated by the participant as provided in Section 10.
     6. Method of Payment of Contributions.
          (a) A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than twenty percent (20%) (or such greater percentage as the Board may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.
          (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during an Offering Period may increase or decrease the rate of his or her Contributions with respect to the Offering Period by completing and filing with the Company new Enrollment Documents authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new Enrollment Documents, if the documents are completed at least five (5) business days prior to such date and, if not, as of the beginning of the next succeeding payroll period.
          (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant’s Enrollment Documents at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.
     7. Grant of Option.
          (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Offering Period shall be 2,500 Shares (subject to any adjustment pursuant to Section 18 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.
          (b) The fair market value of the Company’s Common Stock on a given date (the “Fair Market Value”) shall be determined by the Board in its discretion based on the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the American Stock Exchange (Amex) or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Amex or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share shall be the closing sales price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.
     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. Fractional Shares shall be issued, as necessary. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.
     9. Delivery. As promptly as practicable after a Purchase Date, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with the Designated Broker. Any payroll deductions accumulated in a participant’s account that are not applied toward the purchase of Shares on a Purchase Date due to limitations imposed by the Plan shall be returned to the participant.
     10. Voluntary Withdrawal; Termination of Employment.
          (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to a Purchase Date by submitting a completed “Notice of Withdrawal” form to the Company’s Human Resources Department or electronically completing the required documentation provided by the Company through the Designated Broker, as directed by the Company’s Human Resources Department. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.
          (b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.
          (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.
          (d) A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter be adopted by the Company.
     11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.
     12. Stock.
     (a) Subject to adjustment as provided in Section 18, the maximum number of Shares that shall be made available for sale under the Plan shall be 100,000 Shares. If the Board determines that, on a given

Purchase Date, the number of shares with respect to which options are to be exercised may exceed (1) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (2) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue the Plan as then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate the Plan pursuant to Section 19 below. The Company may make a pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.
          (b) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.
          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
     13. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.
     14. Designation of Beneficiary.
          (a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made as directed by the Human Resources Department of the Company, which may require electronic submission of the required documentation with the Designated Broker.
          (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by submission of the required notice, which required notice may be electronic. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
     15. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.
     16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
     18. Adjustments Upon Changes in Capitalization; Corporate Transactions.
          (a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised, the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), the maximum number of Shares of Common Stock that may be purchased by a participant in an Offering Period, the number of Shares of Common Stock set forth in Section 12(a)(i) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.
          (b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.
     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.
     19. Amendment or Termination.
     (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.
          (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.
     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
     22. Term of Plan; Effective Date. The Plan shall become effective upon approval by the Company’s stockholders. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.
     23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Appendix B
JAVELIN PHARMACEUTICALS, INC.
CHARTER FOR THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
1. PURPOSE:
The purpose of the Compensation Committee is to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of Javelin Pharmaceuticals, Inc. and its subsidiaries (the “Company”), as well as stock awards and bonus/performance plans for all Company employees.
The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board of Directors from time to time prescribes.
2. MEMBERSHIP AND ORGANIZATION:
Composition. The Compensation Committee shall consist of at least two members of the Board. Each member shall be a “non-employee” director, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon the Company’s securities becoming listed on the American Stock Exchange or the NASDAQ Stock Market, as applicable, the members also shall meet the guidelines for “independent directors” of a compensation committee in accordance with the Amex Company Guide or NASDAQ Marketplace Rules, except as otherwise determined in good faith by the Board of Directors based upon all relevant facts. The members of the Compensation Committee shall be appointed by a majority of the Board of Directors. The Board or the Committee may designate one member of the Committee as its Chair.
Meetings. It is anticipated that the Compensation Committee will meet at least two times each year. However, the Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance.
At a minimum of one of such meetings annually, the Compensation Committee will consider stock awards, including grants under the Company’s 2005 Omnibus Stock Incentive Plan and any other compensation plans that may hereafter be adopted by the Company, as well as consider performance goals and incentive awards for executive officers and other principal employees of the Company.
The Compensation Committee will maintain written minutes of its meetings. The minutes of Committee meetings will be filed in the minute book of the Company.
3. RESPONSIBILITIES AND DUTIES:
The responsibilities and duties of the Compensation Committee shall include:
1. Reviewing and making recommendations to the Board of Directors regarding the compensation policy for executive officers of and directors of the Company, and such other officers of the Company as directed by the Board.
2. Reviewing and making recommendations to the Board of Directors regarding all forms of compensation (including all “plan” compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation) to be provided to the executive officers of the Company.
3. Reviewing and making recommendations to the Board of Directors regarding general compensation goals and guidelines for the Company’s employees and the criteria by which bonuses to the Company’s employees are determined.

B-1

4. Acting as Administrator of the 2005 Omnibus Stock Incentive Plan, and administering any future stock or compensation plans within the authority delegated by the Board of Directors. In its administration of these plans, the Compensation Committee may, pursuant to authority delegated by the Board of Directors, grant stock options and other awards thereunder, and amend the stock options and other awards. The Compensation Committee shall also make amendments to the such plans, as permitted therein, or make recommendations to the Board of Directors with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder.
5. Reviewing and making recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees and directors of, and consultants to, the Company.
6. Preparing a report, to the extent required under the Exchange Act and, if applicable, The Amex Company Guide or the NASDAQ Rules, to be included in the Company’s proxy statement which describes: (a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; (c) the Compensation Committee’s executive compensation policies applicable to executive officers; and (d) such other items as may be required under those Rules.
7. Authorizing the repurchase of shares from terminated employees pursuant to applicable law.
4. REPORTS:
The Compensation Committee will provide written reports to the Board of Directors regarding actions taken and recommendations of the Compensation Committee submitted to the Board of Directors for action, and copies of the written minutes of its meetings.
5. COMMITTEE RESOURCES
The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors, including compensation consultants. The Committee shall have the right to retain any such legal, accounting or other advisors or consultants, including the fee arrangements, and the Company shall be responsible for payment of the fees. The Committee shall promptly notify the Board of Directors of the retention arrangement of any such persons.

B-2

JAVELIN PHARMACEUTICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 26, 2007

This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned stockholder of JAVELIN PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated June 1, 2007, and hereby constitutes and appoints Daniel B. Carr and Fred H. Mermelstein, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders to be held on June 26, 2007, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:
(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
JAVELIN PHARMACEUTICALS, INC.
June 26, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
     ¯Please detach along perforated line and mail in the envelope provided.¯

20230303000000000000 8	062607

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Elect as Directors the nominees listed below:

NOMINEES:
☐	FOR ALL NOMINEES	o DANIEL B. CARR, M.D. o FRED H. MERMELSTEIN, Ph.D.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

3.	Approve the 2007 Employee Stock Purchase Plan.	☐	☐	☐

4.	Approve an amendment to the Company’s 2005 Omnibus Stock Incentive Plan to increase the number of shares of Common Stock underlying the awards thereunder to 9,000,000 shares.	☐	☐	☐

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.	☐	☐	☐

This Proxy when properly executed will be voted as directed. If no direction is indicated, this Proxy will be voted FOR the four proposals, including FOR all nominees listed above for Director.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.